EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-81110 and 33-95062) pertaining to the BioCryst Pharmaceuticals, Inc. 1991 Stock Option Plan of our report dated January 24, 1996, with respect to the financial statements of BioCryst Pharmaceuticals, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 1995.



                                        /s/ Ernst & Young LLP



Birmingham, Alabama
September 20, 1996